Exhibit 2.2

                       LIST OF OMITTED SCHEDULES/EXHIBITS
                           TO ASSET PURCHASE AGREEMENT


     Except as otherwise indicated herein, the list identifies schedules and exhibits annexed to the Asset Purchase Agreement but omitted from this filing. In accordance with Item 601 of Regulation S-B, copies of any such schedule or exhibit will be furnished by the Company to the Securities and Exchange Commission upon request.


Exhibit/Schedule/Annex                  Description
----------------------                  -----------

Schedule 1.2(iv)              Contracts, Agreements and Commitments
Schedule 1.2(vii)             Analytical and Testing Reports and Files
Schedule 1.2(viii)            Back Order and Collection Files
Schedule 1.3                  Excluded Assets
Schedule 1.4(a)(v)            Unpaid Publisher Advance Commitments
Schedule 1.5                  Allocation of Purchase Price
Schedule 1.6(a)               Cost of Merchandise
Schedule 1.6(b)(i)            Active Members List
Schedule 1.6(b)(ii)           Inactive Members List
Schedule 3.5                  Non-Assignable Contracts
Schedule 4.5                  Masterfile Database Rights and Access
Schedule 4.6A                 Inventory
Schedule 4.7                  List of Bookclubs of the seller
Schedule 4.8                  License Agreements and Intellectual
                              Property
Schedule 4.10                 Litigation
Schedule 4.13                 Product Liability Claims
Schedule 4.14(a)              Pending and Executory Contracts
and 4.14(b)                   Agreements, Commitments and Obligations
Schedule 4.15                 Certain Financial Statements of Acquired
                              Business
Schedule 4.16                 Advertising Commitments


Exhibit 1                     Bill of Sale and Assignment
Exhibit 2                     Mailing Agreement
Exhibit 3                     Transitional Services Agreement
Exhibit 4                     Non-Compete Agreement